Exhibit 10.6

Contract No.: Jie Zi [2010] No. 20

RMB Loan Contract

The Borrower (Party A):                                     Anhui TEC Tower Co., Ltd

Add.: (Location): Xinqiao Industrial Park, Jingde County, Xuancheng City, Anhui Province

Legal Representative:                                          Lu Chun

The Lending Party (Party B): Hui Shang Bank           Xuancheng                        Branch

Add.: (Location): No.1 Aofeng Road West, Xuancheng City, Anhui Province

 Responsible Person:                                           Ye Weiming

Party A hereby applies to Party B for a loan in RMB (RMB loan) for requirements as specified in clause 2.1 hereinbelow, and Party B agrees on the loan. For clarification of rights and obligations, this Contract is formulated and signed by and both parties through consultation on the basis of equality according to the Contract Law, Lending General Provisions and other relevant laws and regulations. Party A has read through the Contract and fully understood terms and conditions herein, especially meanings and legal consequences of the articles and provisions underscored.

Article 1 Loan Type

1.1 The loan hereunder is a short term (long term, medium term and short term) loan.

Article 2 Use of Loan

2.1 The loan hereunder can only be used as/for: working capital.

2.2 Party A is not allowed to change the use or purpose of the loan specified herein without written approval of Party B.

Article 3 Amount and Term of Loan

3.1 The amount of loan hereunder is (in word) say RMB twenty million only;

3.2 Both parties agree that Party A can apply to Party B for loans during Feb. 2, 2010 and Feb. 8, 2011 according to business requirements of its own party, withdraw the loans at one time or use the loans as scheduled below, but the time for use of a single loan can not exceed 12 (twelve) months.

Schedule for use of loans: (in word)

Amount	Date of Loan	Date of Repayment	Other Agreement on Repayment Between Both Parties

3.3 Party A shall fill in the loan note and apply to Party B for loans as agreed in clause 3.2 hereinbelow, and obtain written approval of Party B in case of changes in the term and date of loan for special reasons. The date specified in the loan notes signed by both parties shall be applied as the actual date of loan or repayment. The loan note is an integral part of the Contract. In case of discrepancies in items recorded or specified in the note and the Contract, the Contract shall apply, except for discrepancies in date, times and amount of loan.

Article 4 Loan Rate and Interest Calculation

4.1 Interest rate on the loan hereunder shall be based on the coterminous benchmark rate on RMB loan of the same level released by the People’s Republic of China at the time when the loan is issued, with a floating rate of 10% higher (higher/lower) than the benchmark rate (For short term loans, the interest rate shall be specified in the loan contract and remain unchanged during the valid term; for long term and medium term loans, the interest rate shall be adjusted as specified herein in case of changes in the coterminous benchmark rate on RMB loan of the same level released by the People’s Republic of China during the valid term of the contract). Interest shall be calculated as of the date when the loan is issued to Party A. Method for settlement of interest: No. 2 below shall apply:

1 To be settled every _____________ day (days). The loan principal and interest shall be repaid in full at the expiry date of loan term;

2 To be settled on a quarterly (monthly/ quarterly/ yearly) basis, with the expiry date for interest at the 20th day of the last month of a quarter (each month/ the last month of a quarter/ the last month of a year). The loan principal and interest shall be repaid in full at expiry date of loan term;

3 Loan principal and interest to be paid off at expiry date of loan term;

4 Repayment with equal amount of loan principal and interest: To repay the principal and interest RMB _____________on a monthly basis;

5 Repayment with equal principal but variable interest: To repay the loan principal RMB ____________ and interest on a monthly basis;

6 Other agreements:_______________________________________

Article 5 Source and Method of Repayment

5.1 The source of funds for repayment of the loan principal and interest hereunder includes but is not limited to:

5.1.1 Payments for goods received;

5.1.2 __________________________;

5.2 No agreements on the source of funds for repayment in any other contracts in which Party A is involved shall affect obligations or liabilities of Party A for repayment hereunder. Party A shall, at no time, refuse to fulfill obligations for repayment under this Contract by relying on clause 5.1 hereinabove;

5.3 Party A shall pay interest in full and repay the loan principal on a timely basis as agreed herein;

5.4 Party A hereby guarantees to transfer a certain amount of money into the account opened in Party B enough for repayment of the principal and interest payable in current period before the expiry date for interest or the expiry date for principal as agreed herein, and authorize Party B to actively withdraw and transfer from the account at the expiry date for interest or the expiry date for principal agreed.

Article 6 Guarantee

6.1 The mode of guarantee on the loan hereunder is: mortgage with land;

6.2 Party A is liable to actively coordinate with Party B and procure the contract for guarantee on the Contract numbered Di Zi [2010] No. 20 to be signed by and between Party B and the Guarantor;

6.3 In case of any changes in the guarantee hereunder that may cause adverse impact on creditor’s rights herein, as informed or required by Party B, Party A shall provide additional guarantee to the satisfaction of Party B.

Article 7 Rights and Obligations of Both Parties

7.1 Rights and obligations of Party A:

7.1.1 To withdraw the loan within the term and use for the purpose as specified in the Contract or loan note;

7.1.2 Not to repay the loan ahead of schedule without written approval of Party B;

7.1.3 To be responsible for authenticity, accuracy and completeness of documents and materials provided during examination and inspection for loan;

7.1.4 To consciously accept investigation, survey and supervision of Party B on the use of the loan hereunder;

7.1.5 To actively coordinate with Party B in investigation, survey and supervision of Party B on production, business operation and financial activities of its own party, and provide the income statement, balance sheet, cash flow statement and other financial statements and documents for various accounting periods to Party B;

7.1.6 To pay off the loan principal and interest hereunder as stipulated herein;

7.1.7 To bear all expenses related to the Contract, including but not limited to expenses on notarization, appraisal, evaluation and registration;

7.1.8 To return the collection letters or documents for collection of payments sent by Party B by mail or other means within 3 (three) days after signing for acknowledgement;

7.1.9 In case of major events or actions that may affect the creditor’s rights of Party B, including but not limited to contracting, leasing, shareholding reform, joint operation, merger, acquisition, join venture, separation, reduction of capital, changes in equity, transfer of important assets, Party A shall notify Party B according to laws in case listed or send a written notice to Party B within 3 (three) days after occurrence in case not listed. If Party B does not agree, Party A shall pay off all liabilities and expenses immediately;

7.1.10 In case of changes in the legal location, contact address, scope of business, legal representative or other items of registration, to notify Party B in writing within 7 (seven) days after the changes;

7.1.11 To notify Party B in writing immediately in case of any other events that may impair its normal business operation or cause seriously adverse impacts on fulfillment of obligations hereunder for repayment, including but not limited to major economic disputes, bankruptcy and deterioration of financial situation;

7.1.12 To send a written notice to Party B within 5 (five) days after occurrence and guarantee to repay the loan principal and interest immediately in case of close-down, dissolution, suspension for rectification, revocation of business license or cancellation;

7.1.13 Clients must maintain various financial indicators required by the bank on a continuous basis. Without approval of the bank, dividends distributed shall not exceed a certain proportion of the net income after tax, and capital expenditures shall not exceed the amount decided by the bank. Clients are not allowed to apply to other accrediting parties for loans, modify terms and conditions in loan contracts signed with other accrediting parties, liquidate other long term liabilities or loans ahead of schedule, and provide guarantee on liabilities or loans for any other third parties, or mortgage properties or assets for any other creditors or accrediting parties.

7.2 Rights and obligations of Party B:

7.2.1 To require Party A to provide all documents and materials related to the loan;

7.2.2 To withdraw or transfer the loan principal, interest, compound interest, default interest and other expenses payable by Party A directly from the account opened by Party A in its own bank according to laws, regulations and the Contract;

7.2.3 To exercise credit sanctions, report to competent government authorities or departments or make announcement on public medias for collection of payments in case of gross violations to laws on the side of Party A, for instance intentional evasion from supervision of Party B, delay in repayment of loan principal and interest.

7.2.4 To provide loan (s) for Party A in full on a timely basis as stipulated herein on the basis that the loan note is submitted by Party A as agreed in this Contract (except for delay caused by Party A);

7.2.5 To keep confidentiality of documents and information on liabilities, financial position, production, business operation of Party A provided for performance of the Contract, unless otherwise agreed herein or regulated by laws.

Article 8 Liabilities for Breach of the Contract

8.1 Both parties shall perform and fulfill obligations specified herein after the Contract is put into effective. Either party failing to perform any parts or all of obligations herein shall bear liabilities for breach of the Contract according to laws (including legal expenses);

8.2 Party B shall have the right to claim against Party A for collection of penalties for delay based on the interest rate herein and the days of delay in case Party A fails to handle and withdraw the loan as stipulated in clause 3.2 hereinabove;

8.3 Party A shall have the right to claim against Party B for collection of penalties for delay based on the interest rate herein and the days of delay in case Party B fails to handle and issue the loan as stipulated in clause 3.2 hereinabove;

8.4 Party B shall have the right to calculate and collect interest according to the term of loan and interest rate specified herein if Party A repays the loan hereunder ahead of schedule without written approval of Party B;

8.5 If Party A fails to repay the loan principal and interest hereunder as scheduled, Party B shall have the right to require for liquidation within a limited period, exercise the right of offset with funds in all accounts opened by Party A in its own bank, collect default interest on the loan delayed at a rate 50% higher than the actual loan rate specified in the Contract, calculate and collect compound interest on the interest not paid based on the default interest rate;

8.6 If Party A fails to use the loan for the purpose as specified herein, Party B shall have the right to call in parts of or all of the loan or terminate the Contract ahead of schedule, collect default interest on the loan misused by Party A based on the days of default and a rate 100% higher than the actual loan rate specified in the Contract, calculate and collect compound interest on the interest not paid based on the default interest rate;

8.7 In case of concurrent occurrence of circumstances specified in clauses 8.5 and 8.6 hereinabove during use of the loan by Party A, Party B shall select the heavier penalty but not both of the penalties;

8.8 In case of any one of the following circumstances or events on the side of Party A, Party A shall correct and take remedy measures to the satisfaction of Party B within 7 (seven) days after receiving the notice from Party B, or else Party B shall have the right to recover parts of or all of the loan ahead of schedule and collect penalty based on days of default and the loan rate for delay if irrecoverable:

8.8.1 Provides false balance sheets, income statements and other financial statements and documents or financial statements and documents with important facts concealed;

8.8.2 Fails to coordinate or refuses to accept check and supervision of Party B on the use of the loan, production, business operation and financial activities of its own party;

8.8.3 Transfers or disposes or threatens to transfer or dispose its important assets without approval of Party B;

8.8.4 Important parts of or all of its assets/properties are occupied by other creditors, or took over by the designated fiduciary, receiver or others, or the assets are detained or frozen, and Party B may suffer heavy losses as a result;

8.8.5 Arranges for and conducts contracting, leasing, shareholding reform, joint operation, merger, acquisition, joint venture, separation, reduction in capital, changes in equity, transfer of assets and other actions that may affect exercise of creditor’s rights and damage safety of creditor’s rights of Party B hereunder without approval of Party B;

8.8.6 Changes in the legal location, contact address, scope of business, legal representative and other items registered in the industrial and commercial bureau or makes major investment in external parties, as a result, the creditor’s rights of Party B are seriously affected or threatened;

8.8.7 Gets involved in major economic disputes or its financial situation is deteriorated, as a result, the creditor’s rights of Party B are seriously affected or threatened;

8.8.8 Other events or circumstances that may cause creditor’s rights of Party B under this loan contract to be threatened or heavily damaged.

Article 9 Validation, Modification and Termination of the Contract

9.1 This Contract shall become valid and effective after being signed and sealed by Party A and Party B, or be put into effective after the guarantee contract is validated in case guarantee is provided, and shall be terminated and become invalid at the date when the loan principal, interest, compound interest, default interest, penalty and other expenses due hereunder are paid off and liquidated;

9.2 Party B shall have the right to terminate the Contract and require Party A to repay the loan principal and interest ahead of schedule and compensate for losses in case of any one of the following circumstance:

9.2.1 Party A is closed down, dissolves, suspended for rectification, revoked of the business license or cancelled;

9.2.2 The guarantee hereunder is subject to changes adverse to creditor’s rights of Party B, and Party A fails to provide an additional guarantee as required by Party B;

9.2.3 Other gross breaches of the Contract.

9.3 If requiring for extension of the term of loan, Party A shall submit a written application and the written approval of the Guarantor on extension of the term of guarantee to Party B 30 (thirty) days before the expiry date of the Contract. The term of loan can only be extended after being reviewed and approved by Party B and an agreement on extension is signed. The Contract shall remain valid before the agreement on extension of loan term is signed by and between both parties.

9.4 Neither parties is allowed to modify or terminate the Contract ahead of schedule without approval of the other party after the Contract is put into effective, unless otherwise specified herein. In case of modifications or termination of the Contract, both parties shall reach a consensus and sign on a written agreement through consultation. The Contract shall remain valid before the written agreement is signed by and between both parties.

Article 10 Settlement of Disputes

10.1 In case of disputes during performance of the Contract, both parties shall seek for settlement through consultation firstly, and apply No.2 method below for settlement in case consultation fails:

10.1.1 To apply the arbitration commission ______________________ for arbitration;

10.1.2 To apply to the court in the location of Party B for settlement through legal proceedings.

Article 11 Miscellaneous

11.1 _______________________________________

11.2 _______________________________________

11.3 _______________________________________

Article 12 Supplementary Articles

12.1 Appendixes herein are integral parts of the Contract, with equal legal effect to terms and conditions herein.

12.2 In case the actual date of loan or repayment is a non-working day of the lending bank during performance of the Contract, the loan shall be provided or repayment be made at the next working day of the bank.

12.3 This Contract is made in six duplicates equal in legal effect, one for Party A, one for Party B and one for the competent authority for mortgage registration.